Project Talent Discussion Materials Prepared for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. January 26, 2023 PRELIMINARY DRAFT – SUBJECT TO REVIEW AND SIGNIFICANT REVISION Exhibit (c)(ii)

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Diversey Holdings, Ltd. (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. Disclaimer 1

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Agenda I. Project Status Update a. Status Information received / outstanding b. Management Sessions II. Current Environment Update a. Macro b. Financing c. Chemical Landscape / outlook d. Diamond Comparative outlook III. Next Steps IV. Any Other Business / Q&A 2

I Project Status Update Agenda

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Transaction Background 4 Context Diamond (“Diamond” or the “Company”) has been listed on NASDAQ since its IPO on March 25, 2021 Shareholders in the Company consist of affiliated shareholders (“Baryte”), representing ~73% of the Company’s issued and outstanding shares, and unaffiliated shareholders / public float, representing ~27% In the context of the proposed acquisition by Pearl and its affiliated company Sapphire (together “Pearl”), of all the issued and outstanding shares of the Company (the “Proposed Transaction”), a Special Committee of the Board of Diamond (the “Special Committee”) was formed on January 17, 2023, with the authority to, among other things, negotiate with respect to the Pearl proposal and determine whether a transaction would be in the best interests of the Company and its unaffiliated shareholders (including the authority to reject a transaction) Evercore Group L.L.C. (“Evercore”) has been engaged as financial advisor to the Special Committee Transaction Background On August 3, 2022, Pearl submitted a letter of intent (the “Original Offer”) for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $11.00 in cash This offer represented a 45% premium to Diamond’s closing share price as of August 3, 2022, and a 52% premium to the Company’s VWAP for the 30-day trading period ended August 3, 2022 The Original Offer also assumed that Baryte would roll-over a portion of its equity position in the combined entity Pearl and its affiliate Sapphire were allowed to conduct certain due diligence activities on Diamond from September 2022, which included, among others things, a management presentation, Q&A sessions, access to a virtual data room, access to Diamond’s 3-year business plan, certain site visits and preparation by a third party of a report on potential synergies resulting from the combination of Diamond and Sapphire On January 11, 2023 Pearl submitted a new letter of intent (the “Revised Offer”) for a take private acquisition of Diamond, whereby each outstanding share of Diamond would be acquired for $7.50 in cash This offer represented a 49% premium to Diamond’s closing share price as of January 11, 2023, and a 59% premium to the Company’s VWAP for the 30-day trading period ended January 11, 2023. The Revised Offer was 32% lower than the Original Offer The Revised Offer continued to assume that Baryte would roll-over a portion of its equity position in to the combined entity without disclosing information on the specific transaction structure that Pearl would contemplate with Baryte

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION In connection with our assignment, we have, among other things: Reviewed certain internal projected financial data relating to the Company for the years 2023 - 2027 prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Company Management Forecasts”); Reviewed the following information which have been provided to us by the management of the Company: Board presentations: December 2021 (2022 Budget), December 2022 (2023 Budget), January 2023 Reviewed Historical 2021-2022 quarterly income statements and cash flow information Reviewed the Company Management Presentation dated September 2022; and Discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Company Management Forecasts; and Performed such other analyses and examinations and considered such other factors that we deemed appropriate Separately, we have also, among other things: Reviewed Pearl’s offer letters and certain communication between Diamond and Pearl Reviewed Sapphire's Management presentation dated September 2022 Reviewed Operational Due Diligence Phase 2 Report, dated November 2022 and prepared by FTI Consulting Been provided access to the Project Diamond virtual data room to which Pearl also has access We have also participated in a conference call with Baryte Separately, we have also participated in a conference call with Pearl Evercore Review Status Update 5

II Current Environment Update Agenda

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Inflation control was the key global economic priority in 2022; recent economic indicators suggest inflation may have peaked and will continue to decrease EUR/USD rate expected to improve towards 1.09 at the end of 2023 (vs. 1.05 on average in 2022), and towards 1.11 by the end of 2024 As inflation has cooled since Q4, investors now anticipate a scaling back of future rate hikes. However, cost of debt, even for those with good credit, is expected to remain elevated in the mid-term Trading in all Chemicals sub-sectors has recently significantly repriced; Consumer and Specialty Chemicals Trading Multiples have decreased by 6.1x and 4.5x turns since their most recent peak (end 2021/beginning 2022) (based on NTM EBITDA) Despite persistent positive indicators, most major economies are expected to be close to / fall into recession in 2023 following monetary tightening 2 3 4 5 1 6 Diamond’s shares are currently trading in the low-end of its 52-week range of $4.04-11.77 7 Key Messages Valuation Implications

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Key Economic Indicators: Economic Slowdown and Recession Risk High Most major economies are expected to enter / be close to entering recession in 2023 as inflationary pressures and rising interest rates put pressure on economic growth. The IMF expects the spread of COVID in China to weigh on the global economy during the first half of 2023 US Eurozone 22E GDP Growth 3.2% 23E GDP Growth (0.1%) 22E Unemployment 6.7% 22A Inflation (HICP) 9.2% Current Base Rate(1) 2.50% 22E GDP Growth 1.9% 23E GDP Growth 0.3% 22E Unemployment 3.7% 22E Inflation 4.7% Current Base Rate(2) 4.50% Current 10 year rate 3.88% Source: Bloomberg as of 31 December 2022, press releases Note: Inflation refers to applicable Consumer Price Index(CPI) unless stated otherwise. Current 10 year rate refers to applicable 10-Year Government Bond Yields (1) ECB Main Refinancing Operations Interest Rate; (2) Upper range of the Federal Funds Rate 8 China 22E GDP Growth 3.0% 23E GDP Growth 4.8% 22E Unemployment 4.1% 22E Inflation 2.1% Current Base Rate 0.25% Current 10 year rate 2.84% World 22E GDP Growth 3.2% 23E GDP Growth 2.1% 22E Inflation 8.8% 1

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Key Economic Indicators: Economic Slowdown in US (Cont’d) 9 Going into 2023, the US economy is slowing while inflation is cooling Given the long lags between monetary tightening and the economy, evidence suggests that inflation is already slowing significantly and should continue to slow The Empire State Manufacturing Index for prices plunged in January to a level that is almost back to normal Most leading metrics of economic growth – the yield curve, real interest rates, U.S. Leading Economic Indicators (LEIs), and Evercore ISI’s econometric GDP model – suggest an approaching recession But many key coincident indicators, primarily employment and consumer spending, are still quite positive Evercore ISI expects real GDP growth to decline -0.5% in Q4’23, which makes a mild recession likely in H2 this year The tight employment market should ease, and the unemployment rate could increase to nearly 5% Consumer Price Indices (YoY) Evercore ISI U.S. Outlook Evercore ISI Research 1 Source: Evercore ISI, Federal Reserve Bank of New York

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Inflation may have peaked with German and French CPI prints below expectations in December 2022 Inflation Slowdown Expected in 2023, Timing and Magnitude Uncertain Source: IHS Markit, Refinitiv, Bloomberg as of 31 December 2022 (1) UK shows manufacturing output Real GDP Growth (QoQ) Unemployment (%) Consumer Price Indices (YoY) Industrial Production Growth (%) 10 2% 3% 4% 5% 6% 7% 8% 9% 10% 11% 12% Q122 Q222 Q322 Q422 Q123 Q223 Q323 Q423 United States United Kingdom European Union (excl. UK) Inflation in the world’s rich economies hit a 25-year high in H2’22. However, it is expected to gradually decline from Q1’23 as monetary policy tightening feeds through into prices (6%) (3%) 0% 3% 6% 9% 12% 2021 2022 2023 2024 United States France Germany UK 2022 was impacted by lingering supply chain disruptions caused by lockdowns in China and the war in Ukraine, combined with labour shortages which have resulted in a significant drag on global production (1) 2% 4% 6% 8% Q122 Q22 Q322 Q422 Q123 Q223 Q323 Q423 United States France Germany United Kingdom Unemployment rates are likely to marginally increase from 2023 following a decrease in 2022 as macroeconomic pressures feed through into the job market (2%) (1%) 0% 1% 2% 3% 4% Q122 Q22 Q322 Q422 Q123 Q223 Q323 Q423 United States France Germany United Kingdom Most major economies are expected to fall into recession in 2023 as the impact of the war in Ukraine, rising rates and high inflation reverberate through the economy 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Inflation Slowdown Expected in 2023, Timing and Magnitude Uncertain 11 Source: Evercore ISI 13% 0 0.04 0.08 0.12 0.16 0.2 0.24 0.28 0.32 Cons. Stap. Cons. Disc. Health Care Utilities Financials Comm. Svcs. S&P 500 Materials Energy Industrials Info. Tech. Real Estate Annualised Monthly Returns Inflation is cooling, but experts split on how fast and how much Evercore ISI Research Stocks gain when inflation moderates in a stagflationary environment Commentary ▪ The headline CPI is just eight months has already slowed from +9.0% y/y to +5.6% ▪ At this rate, it will be down to almost +2.0% by the fall Commentary ▪ Moderating inflation even as the growth outlook remains weak highlights that in periods of still high inflation and low growth, stocks post broad based gains when inflation is decelerating (2.5) (2.0) (1.5) (1.0) (0.5) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 +9.0% +5.6% US CPI Y/Y % Feb: 5.6% e 2008 2010 2012 2014 2016 2018 2020 2022 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION 0.0 20.0 40.0 60.0 80.0 100.0 120.0 140.0 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 45.0 50.0 55.0 60.0 65.0 70.0 75.0 80.0 85.0 90.0 95.0 100.0 105.0 Natural Gas, Henry Hub ($ / Mmbtu) Natural Gas. Mth TTF NLD ($ / Mmbtu) Crude Oil, WTI ($ / bbl) 2018 2019 2020 2021 2022 Energy Prices Have Materially Decreased from 2022 Peak Source: FactSet as of 20th January 2023 Notes: (1) Axis for Natural Gas Henry Hub & Natural Gas Mth TFF NLD; (2) Axis for Crude Oil WTI Natural Gas & Oil Prices (January 2018 to Present) 12 $ / Mmbtu(1) $ / bbl(2) 20 April 2020: US Crude Oil future prices dropped to negative $37.63 per barrel due to oversupply and insufficient storage facilities Current: 21.2 $ / Mmbtu US Natural Gas Henry Hub ($ / Mmbtu) EUR Natural Gas Mth TTF NLD ($ / Mmbtu) Crude Oil WTI ($ / bbl) Current 3.2 21.2 81.3 1 Week Avg. 3.3 19.9 80.3 1 Week Prior 3.4 20.6 79.9 Current % Δ (7.5%) 3.2% 1.8% 1 Month Avg. 4.2 23.0 78.1 1 Month Prior 5.3 33.0 75.9 Current % Δ (39.9%) (35.6%) 7.1% 1 Yr Avg. 6.4 40.6 94.7 1 Year Prior 4.5 25.0 86.3 Current % Δ (28.7%) (15.1%) (5.8%) 1-Jan-18 to Current Avg. 3.6 14.7 65.0 1 January 2018 3.7 6.9 60.5 Current % Δ (14.0%) 207.5% 34.5% 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Caustic Soda Prices Still at Peak, Decrease Expected in H2 2023 13 North America – Key Raw Materials Pricing forecast Source: IHS, as per Diamond Board Presentation December 2022 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Caustic Soda Prices Still at Peak, Decrease Expected in H2 2023 14 Europe – Key Raw Materials Pricing forecast Source: IHS, as per Diamond Board Presentation December 2022 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION 1.20 1.14 1.12 1.22 1.14 1.06 1.09 1.11 1.12 1.08 1.08 1.15 1.15 1.10 1.15 1.15 1.00 1.05 1.10 1.15 1.20 1.25 Dec-17 Dec-18 Dec-19 Dec-20 Dec-21 Dec-22 Dec-23 Dec-24 Dec-25 Wall Street Analysts Have Mixed Views on the USD / EUR in 2023, but Unanimously See a Recovery by Year End 2024 15 Source: Equity Research, Factset Select Broker Commentary USD / EUR Broker Forecasts Increasing in the Medium Term ▪ “We expect EURUSD to strengthen to 1.10 by end-2022 and to Historical Forecasts 1.15 in 2024” ▪ “The periphery remains a concern for the EUR, as the ECB has now turned hawkish. Energy prices could increase again, war in Ukraine remains a known unknown, China’s reopening is proving challenging” 12th January 2023 ▪ “Both rates momentum and equity momentum are in favor of EUR vs USD” ▪ “USD has significantly repriced in the last 2 months; valuations are still rich but less compelling” ▪ “USD is now in line with EUR richness” ▪ “Fed is in the late stages of the tightening cycle are part of why we expect further USD downside in 2023” ▪ If slowing US inflation allows the Fed to pare back its hawkishness further USD will likely weaken further from here” 19th January 2023 19th December 2022 Brokers Median 2

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Central banks responded to inflation by raising base rates for the 3 main currencies to 14-year highs Interest Rates Development 16 Source: Bloomberg as of 31st December 2022, Factset The Fed rates started 2022 close to 0% and finished at 4.5% Most recent hike of 0.5% in December marked a slowdown from a string of 75bps increases Markets expect rates to rise but at a more gentle pace in 2023 and to remain elevated with a potential peak at / surpassing 5.00% in 2023 against a low growth backdrop Base rate lifted to 3.5% from 3.0% in December having started at 0.25%, and warned that further rate rises are likely “for a sustainable return of inflation to target” Base rates lifted by 0.5% in December, taking the deposit rate to 2.0% At least two further 0.5% rate increases in February and March 2023 with inflation expected to persist above the ECB’s 2% target in the next 3 years Observations 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 1 WK 2 MO 5 MO 8 MO 11 MO 2 YR 5 YR 8 YR 12 YR 25 YR 50 YR As of Today As of 1 Year Ago Short Term Rates Current and Historic Swap Curves 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 2018 2019 2020 2021 2022 2023 Rate (%) Rate (%) Fed Target (Upper) Forecast Median 3 Next MPC Announcement: 2 February Next ECB Announcement: 2 February Next Fed Announcement : 27 January

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Credit Market: Challenging Year Marked by Increasing Rates Source: Refinitiv as of 31st December 2022 Following recent rate rises and expectations of further monetary tightening, yields have reached high levels 17 USD Credit Benchmark Yields (%) 8.98% 7.27% 5.82% 5.29% 3.88% 0% 2% 4% 6% 8% 10% 12% Jan-20 Sep-20 Jun-21 Mar-22 Dec-22 High Yield Index BB Index BBB Index A Index US 10 year Treasury 3

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION 5x 10x 15x 20x 25x 30x 35x 2017 2018 2019 2020 2021 2022 2023 3x 6x 8x 11x 13x 16x 18x 21x 23x 2017 2018 2019 2020 2021 2022 2023 All Chemical Subsectors Already Dramatically Repriced TEV / FY1 EBITDA TEV / FY1 EBIT Consumer Diversified Commodities Specialties (6.1x) (1.7x) (0.2x) Change since 2021 Peak Multiple Consumer Chemicals: Ashland, Chr. Hansen, Corbion, Croda, Diversey, DSM, Givaudan, IFF, Kerry, Lonza, Novozymes, Sensient, Symrise Specialty Chemicals: AkzoNobel, Albemarle, Corteva, DuPont, Ecolab, Elementis, EMS, Entegris, Hexcel, Ingevity, J. Matthey, PPG, RPM, Sherwin-Williams, Sika, Umicore, Victrex Diversified Chemicals: Arkema, BASF, Celanese, Clariant, Eastman, Ecovyst, Evonik, Huntsman, Kemira, Lanxess, Solvay, Synthomer, Wacker Commodity Chemicals: Braskem, Covestro, Dow, Lyondell, Methanex, Orbia, Olin, PTT, Trinseo, Tronox, Venator, Westlake (4.5x) (7.9x) (3.5x) (3.8x) Change since 2021 Peak Multiple Specialties Diversified Commodities Consumer Source: FactSet as of January, 20 2023 (8.2x) 18 4

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Source: FactSet as of January 20, 2023 Note: Share price return calculated in local currency to exclude FX impact Diamond Summary Trading Performance Diamond Share Price Performance Since IPO Diamond SP Performance vs. Peer Groups Since IPO 19 $5.29 $ - $4.00 $8.00 $12.00 $16.00 $20.00 (65%) (29%) 12% 38% 3% (0%) (9%) (80%) (60%) (40%) (20%) 0% 20% 40% 60% 80% Period Diversey Ecolab Sodexo ISS Rentokil S&P 500 Specialty Chemical s Index Since IPO (65%) (29%) 12% 38% 3% (0%) (9%) L1Y (57%) (31%) 8% 18% (2%) (14%) (18%) L6M (23%) (6%) 19% 28% (2%) (1%) 3% L3M 13% 2% 7% 16% (1%) 6% 11% Specialty Chem Index S&P 500 Metric US$ / Share Delta to Current 52 Week High $11.77 (55.1%) 52 Week Low $4.04 30.9% 5 Diamond

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION 416 286 716 634 1,020 1,257 559 620 526 490 1,179 864 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Observations on How Diamond Stock Trading Liquidity has Been 20 Diamond Average Daily Volume per Month since IPO (100k shrs) VWAP and Average Daily Trading States Q1: 17% Q2: 34% Q3: 20% Q4: 30% Diamond Ecolab Diamond - Ecolab ADV (100k shrs) % of 365D VWAP % of NOSH ADV (100k shrs) % of 365D VWAP % of NOSH % of 365D VWAP % of NOSH 30D VWAP 430 50% 0.13% 1,078 86% 0.38% (37%) (0.25%) 60D VWAP 541 62% 0.17% 1,380 110% 0.49% (48%) (0.32%) 90D VWAP 598 69% 0.18% 1,342 107% 0.47% (38%) (0.29%) 180D VWAP 829 96% 0.25% 1,244 99% 0.44% (4%) (0.18%) 365D VWAP 867 100% 0.26% 1,251 100% 0.44% 0% (0.18%) 6 Source: FactSet as of January 23, 2023

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Headwinds Have Caused Brokers to Downgrade Growth and Multiple 21 Summary of Select Price Targets Target Price Range Since IPO ($) Evolution of Price Target and Recommendations (USD) Median Target Price Implied NTM EBITDA Multiple $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Median Target Price Target Price Low Target Price High Pearl’s Original Offer: $11.00 vs. TP: $9.00 Pearl’s Revised Offer: : $7.50 vs. TP: $6.32 19.4x 10.7x 8.0x 10.0x 12.0x 14.0x 16.0x 18.0x 20.0x 22.0x Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 1 st Bid implied a multiple of 14.6x 2 nd Bid implied a multiple of 11.9x 6.32 5.29 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0.00 5.00 10.00 15.00 20.00 25.00 Jan-22 Mar-22 Apr-22 Jun-22 Aug-22 Sep-22 Nov-22 Jan-23 Buy Hold Sell Target Price Price Current Broker Date Rating Price Target UBS 11 Jan 23 Buy $8.50 RBC Capital Markets 11 Jan 23 Hold 6.00 Morgan Stanley 10 Jan 23 Overweight 8.00 Goldman Sachs 06 Jan 23 Neutral 6.70 BMO Capital Markets 15 Dec 22 Market Perform 5.80 Mizuho Securities 02 Dec 22 Hold 5.58 JP Morgan 07 Nov 22 Overweight 9.00 Barclays 04 Nov 22 Hold 5.00 Jefferies 03 Nov 22 Hold 5.15 Mean $6.64 Median 6.00 Premium of Median PT to Current Share Price 4.2% $6.32 $9.00 $4.00 6 Source: FactSet as of January 24, 2023, Pearl’s Original and Revised Offers Note: FactSet Price Target differs slightly from Mean Price Target shown due to the inclusion of further brokers

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Diamond: Broker Estimates Have Changed Over Time 22 Broker Mean 2022E EBITDA Estimates Since IPO ($mm) 2022E EBITDA $331m 300 350 400 450 500 550 Apr-21 Aug-21 Dec-21 Apr-22 Aug-22 Dec-22 Q4 2021: Guidance 22E EBITDA: $380mm-420mm Q1 2022: Guidance 22E EBITDA: $380mm-420mm Q2 2022: Guidance 22E EBITDA: $350mm-390mm Q3 2022: Guidance 22E EBITDA: $330mm 468 379 343 331 EBITDA Estimates Per Brokers Since IPO ($mm) 469 393 359 349 473 400 354 333 466 380 350 329 462 400 352 334 2022E EBITDA Since IPO Mar-22 Aug-22 Now 2023E EBITDA Since IPO Mar-22 Aug-22 Now 514 411 411 367 536 463 422 387 530 444 428 403 503 432 406 381 510 455 417 393 -10.7% -8.3% -5.8% -6.2% -5.8% -3.5% -2.8% -5.9% -6.0% -5.1% 6 Source: FactSet as of January 20, 2023, Equity Research

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Current SP Diamond Price Per Share Ecolab Share Price ($) 5.76 7.50 8.00 8.50 9.00 9.50 10.00 10.50 11.00 11.50 12.00 12.50 13.00 % Premium to Current 0% 30% 39% 48% 56% 65% 74% 82% 91% 100% 108% 117% 126% NOSH (m) 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 327.6 Equity Value 1,887 2,457 2,621 2,785 2,948 3,112 3,276 3,440 3,604 3,767 3,931 4,095 4,259 43,996 Net Debt (incl. Other Adj.) 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 1,771 9,349 TEV 3,658 4,228 4,392 4,556 4,719 4,883 5,047 5,211 5,375 5,538 5,702 5,866 6,030 53,345 Metric $mm TEV / Net Sales Net Sales 2022LE 2,766 1.3x 1.5x 1.6x 1.6x 1.7x 1.8x 1.8x 1.9x 1.9x 2.0x 2.1x 2.1x 2.2x 3.8x Net Sales 2023F 3,023 1.2x 1.4x 1.5x 1.5x 1.6x 1.6x 1.7x 1.7x 1.8x 1.8x 1.9x 1.9x 2.0x 3.6x Net Sales 2024F 3,148 1.2x 1.3x 1.4x 1.4x 1.5x 1.6x 1.6x 1.7x 1.7x 1.8x 1.8x 1.9x 1.9x 3.4x Metric $mm TEV / EBITDA EBITDA 2022LE 332 11.0x 12.7x 13.2x 13.7x 14.2x 14.7x 15.2x 15.7x 16.2x 16.7x 17.2x 17.6x 18.1x 19.6x EBITDA 2023F 370 9.9x 11.4x 11.9x 12.3x 12.7x 13.2x 13.6x 14.1x 14.5x 15.0x 15.4x 15.8x 16.3x 17.9x EBITDA 2024F 398 9.2x 10.6x 11.0x 11.5x 11.9x 12.3x 12.7x 13.1x 13.5x 13.9x 14.3x 14.8x 15.2x 16.2x Metric $mm TEV / EBIT EBIT 2022LE 240 15.3x 17.6x 18.3x 19.0x 19.7x 20.4x 21.1x 21.7x 22.4x 23.1x 23.8x 24.5x 25.2x 30.1x EBIT 2023F 275 13.3x 15.4x 16.0x 16.6x 17.2x 17.8x 18.4x 19.0x 19.6x 20.2x 20.8x 21.4x 22.0x 26.4x EBIT 2024F 302 12.1x 14.0x 14.5x 15.1x 15.6x 16.2x 16.7x 17.3x 17.8x 18.3x 18.9x 19.4x 20.0x 23.1x Metric $ / sh Price / Earnings EPS 2022LE $0.29 19.9x 26.0x 27.7x 29.4x 31.2x 32.9x 34.6x 36.4x 38.1x 39.8x 41.6x 43.3x 45.0x 34.3x EPS 2023F $0.36 15.9x 20.7x 22.0x 23.4x 24.8x 26.2x 27.5x 28.9x 30.3x 31.7x 33.1x 34.4x 35.8x 30.7x EPS 2024F $0.45 12.8x 16.6x 17.8x 18.9x 20.0x 21.1x 22.2x 23.3x 24.4x 25.5x 26.6x 27.7x 28.9x 26.3x Diamond At Various Prices 23 IPO Pricing Multiple(2,3,4) 15x Source: Company Management Forecasts, Company Filings, FactSet as of January 24, 2023, Pearl’s Original and Revised Offers Note: (1) NOSH includes all granted, vested and unvested MEIP shares, PSUs and RSUs (2) Excludes potential exercise of options and potential cash outflow connected with the Tax-Related Assets (3) TEV / EBITDA multiple for IPO Pricing based on average broker 2021E EBITDA estimate of $433m at the time of the IPO (4) TEV based on Capitalization Information at the time of the IPO filing. NOSH: 317.43114m and Net Debt of $1,712m Revised Offer Original Offer 6 (2) (1)

III Next Steps Agenda

STRICTLY PRIVATE & CONFIDENTIAL PRELIMINARY DRAFT SUBJECT TO REVIEW AND SIGNIFICANT REVISION Evercore continues its review of the Company, with another Management Session scheduled for January 27, 2023 Evercore proposes to present its preliminary draft valuation materials to the Special Committee on February 1, 2023 and discuss potential next steps regarding the proposed transaction Next Steps 25

IV Any Other Business / Q&A Agenda